Exhibit 3.1 - Articles of Incorporation of Transition Lifestyle
              Consultants, Inc.




                            ARTICLES OF INCORORATION
                                       OF
                     TRANSITION LIFESTYLE CONSULTANTS, INC.

                                ARTICLE I. - Name
                                -----------------

     The name of this corporation is TRANSITION LIFESTYLE CONSULTANTS, INC.

                             ARTICLE II. - Duration
                             ----------------------

     This corporation shall have perpetual existence.

                             ARTICLE III. - Purpose
                             ----------------------

     This corporation is organized to include the transaction of any or all lawful business for which corporations may be incorporated under Chapter 607, Florida Statutes (1975) aw presently enacted and as it may be amended from time to time.

                           ARTICLE IV. - Capital Stock
                           ---------------------------

     This corporation is authorized to issue 7,500 shares of One Cent ($.01) par value common stock, which shall be designated as "Common Shares."

                ARTICLE V. - Initial Registered Office and Agent
                ------------------------------------------------

     The street address of the initial registered office of this corporation is 2503 West Gardner Court, Tampa, Florida 33611, and the name of the initial registered agent of this corporation at that address is Michael T. Williams.

                    ARTICLE VI. - Initial Board of Directors
                    ----------------------------------------

     This corporation shall have two (2) directors initially. The number of directors may be either increased or diminished from time to time by the Bylaws but shall never be less than one (1). The names and addresses of the initial directors of this corporation are:

         Name                                    Address
         ----                                    -------

         Michael T. Williams                     2503 West Gardner Court
                                                 Tampa, FL 33611

         Donna J. Williams                       2503 West Gardner Court
                                                 Tampa, FL 33611

                           ARTICLE VII. - Incorporator
                           ---------------------------

The name and address of the person signing these Articles is:

         Name                                    Address
         ----                                    -------

         Michael T. Williams                     2503 West Gardner Court
                                                 Tampa, FL 33611

                         ARTICLE VIII. - Indemnification
                         -------------------------------

     The corporation shall indemnify any officer or director, or any former officer or director to the full extent permitted by law.

                             ARTICLE IX. - Amendment
                             -----------------------

     This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment thereto, and any right conferred upon the shareholders is subject to this reservation.

                         ARTICLE X. - Preemptive Rights
                         ------------------------------

     Every shareholder, upon an offer for sale for cash of any new stock or authorized but unissued stock of this corporation of the same kind, class or series as that which he already holds, shall have the right to purchase his pro rata share thereof (as nearly as may be done without issuance of fractional shares) at the price at which is it offered to others.

     IN WITNESS WHEREOF, the undersigned incorporators have executed these Articles of Incorporation this 12th day of September, 1989.


                                        /s/ Michael T. Williams
                                        ----------------------------------------
                                        Michael T. Williams

STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

     The foregoing instrument was acknowledged before me this 12th day of September, 1989 by Michael T. Williams.

                                         /s/ Denise L. Warren
                                         ---------------------------------------
                                         Notary Public
                                         My Commission Expires: October 11, 1992

                    CERTIFICATE DESIGNATING REGISTERED AGENT
                    ----------------------------------------
                    AND STREET ADDRESS FOR SERVICE OF PROCESS
                    -----------------------------------------
                                 WITHIN FLORIDA
                                 --------------

     Pursuant to Fla. Stat. 48.091, TRANSITION LIFESTYLE CONSULTANTS, INC., desiring to organize under the laws of the State of Florida, hereby designates Michael T. Williams, located at 2503 West Gardner Court, Tampa, Florida 33611, as its registered agent to accept service of process within the State of Florida.

                            ACCEPTANCE OF DESIGNATION
                            -------------------------

     The undersigned hereby accepts the above designation as registered agent to accept service of process for the above-named corporation, at the place designated above, and agrees to comply with the provisions of Fla. Stat. 48.091(2) relative to maintaining an office for the service of process.


                                                  /s/ Michael T. Williams
                                                  ------------------------------
                                                  Michael T. Williams